UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 7, 2015

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On April 7, 2015 the Compensation Committee of the Board of Directors of Overstock.com, Inc. (the “Company”)  approved restricted stock unit grants under the Company’s 2005 Equity Incentive Plan to officers of the Company, including the persons named below for whom disclosure may be required by Item 5.02(e) of Form 8-K, as follows:

Name and Title	Restricted Stock Unit Grant (1)
Patrick M. Byrne, Chief Executive Officer and Director	10,000
Stormy D. Simon, President and Director	20,000
Jonathan E. Johnson III, Chairman and Officer	7,500
David J. Nielsen, Senior Vice President, Business Development	7,500
Robert P. Hughes, Senior Vice President, Finance and Risk Management	7,500
Mark J. Griffin, Senior Vice President, General Counsel and Corporate Secretary	7,500

(1)                                     Restricted stock unit grants were made pursuant to the Company’s 2005 Equity Incentive Plan and will vest in three equal annual increments. Figures shown are the number of units/shares.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.” In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 12, 2015, that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial that could also impair its business and results of operations. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ MARK J. GRIFFIN
Mark J. Griffin
Senior Vice President, General Counsel and Corporate Secretary
Date:	April 13, 2015